CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the use in this Registration Statement on Form SB-2 of our report on YouthLine USA, Inc. and Subsidiary dated February 22, 2000 and August 15, 2000 on our examinations for the years ended December 31, 1998 and 1999, and for the reviewed financial statements as of June 30, 2000 and 1999. We also consent to the reference to our firm under the caption "Experts".

MICHAEL C. FINKELSTEIN

Morganville, New Jersey
Certified Public Accountant
October 11, 2000